Exhibit 10.5

WYNN RESORTS, LIMITED, a Nevada corporation

and

WYNN RESORTS FUNDING, LLC, a Nevada limited liability company

$200,000,000

6% Convertible Subordinated Debentures Due 2015

PURCHASE AGREEMENT

Dated: June 30, 2003

WYNN RESORTS, LIMITED, a Nevada corporation

and

WYNN RESORTS FUNDING, LLC, a Nevada limited liability company

$200,000,000

6% Convertible Subordinated Debentures due 2015

June 30, 2003

Deutsche Bank Securities Inc.

as Representative of the Initial Purchasers

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

Wynn Resorts, Limited, a Nevada corporation (the “Company”) and Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Guarantor”), confirm their agreement with Deutsche Bank Securities Inc. and the other Initial Purchaser named in Schedule II hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Deutsche Bank Securities Inc. is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule II of $200,000,000 aggregate principal amount of the Company’s 6% Convertible Subordinated Debentures due 2015 (the “Debentures”), guaranteed by the Guarantor (the “Subsidiary Guarantee”), and with respect to the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $50,000,000 aggregate principal amount of Debentures. The aforesaid $200,000,000 aggregate principal amount of Debentures (the “Initial Securities”) to be purchased by the Initial Purchasers and all or any part of the $50,000,000 aggregate principal amount of Debentures subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Securities are to be issued pursuant to an indenture to be dated as of the Closing Time (as defined in Section 2(c) hereof) (the “Indenture”) among the Company, the Guarantor and U.S. Bank, National Association, as trustee (the “Trustee”). The Indenture will conform in all material respects to the respective statements relating thereto in the Offering Memorandum (as defined below) and the term sheet attached hereto as Schedule IA. Under certain circumstances, the Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities and the Indenture. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (the “DTC Agreement”), among the Company, the Trustee and DTC.

The holders of Securities will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Time, in substantially the form attached hereto as Annex A, with such changes as shall be agreed to by the parties hereto (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantor will file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the resales of the Securities and the shares of Common Stock issuable upon conversion thereof, as referred to in the Registration Rights Agreement, under the Securities Act of 1933, as amended (the “1933 Act”).

The holders of Securities will be entitled to the benefits of a Pledge and Security Agreement, to be dated as of the Closing Time, in substantially the form attached hereto as Annex B, with such changes as shall be agreed to by the parties thereto (the “Pledge and Security Agreement”), pursuant to which the Company will pledge to the Trustee its 100% member’s interest in the Guarantor as security for the exclusive benefit of the holders of the Securities to provide for payment in full of three years of the scheduled interest payments due on the Securities up to and including the interest payment due on July 15, 2006.

The holders of Securities will be entitled to the benefits of a Collateral Pledge and Security Agreement, to be dated as of the Closing Time, in substantially the form attached hereto as Annex C, with such changes as shall be agreed to by the parties thereto (the “Collateral Pledge and Security Agreement” and together with the Pledge and Security Agreement, the “Collateral Agreements”), pursuant to which the Guarantor will pledge to the Trustee as security for the exclusive benefit of the holders of the Securities, U.S. government securities in an amount sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of three years of the scheduled interest payments due on the Securities up to and including the interest payment due on July 15, 2006.

The holders of Securities will also be entitled to the benefits of a parent guarantee provided for under the Indenture, pursuant to which the Company will guarantee the obligations of the Guarantor under the Subsidiary Guarantee (the parent guarantee, together with the Subsidiary Guarantee, the “Guarantee”).

The Company and the Guarantor understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Purchase Agreement (the “Agreement”) has been executed and delivered. The Securities are to be sold to the Initial Purchasers and offered and sold by the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities in accordance with the terms of the Indenture are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

The Company and the Guarantor have prepared and delivered to each Initial Purchaser, on the date hereof, copies of a draft offering memorandum (the “Draft Offering Memorandum”). The Company and the Guarantor have prepared and will deliver to the Initial Purchasers, on July 2, 2003 or the next succeeding day, copies of a final offering memorandum dated June 30, 2003 (the “Final Offering Memorandum”), for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Final Offering Memorandum or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, that has been prepared and delivered by the Company and the Guarantor to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information that are “contained,” “included,” “disclosed,” “described,” “referenced” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the Offering

Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

This Agreement, the Registration Rights Agreement, the Indenture, the Debentures and the Collateral Agreements are referred to herein as the “Transaction Agreements.”

SECTION 1. Representations and Warranties by the Company and the Guarantor.

(a) Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and on each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Offering Memorandum and to enter into and to perform its obligations under this Agreement. Each of the subsidiaries of the Company (including the Guarantor) is listed on Schedule 1(a)(i) hereto (collectively, the “Subsidiaries”) and has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Offering Memorandum. Neither the Company nor the Guarantor owns or controls, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule 1(a)(i) hereto. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (any such change, a “Material Adverse Change”). The outstanding membership interests and shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, the shares of capital stock of such Subsidiaries are fully paid and non-assessable and, except as accurately described in all material respects in the Offering Memorandum or as set forth on Schedule 1(a)(i), all such interests and shares are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except for any lien, encumbrance, equity or claim granted or agreed to be granted pursuant to any of the Collateral Agreements; and except as accurately described in all material respects in the Offering Memorandum or as set forth on Schedule 1(a)(i), there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries.

(ii) As of the date hereof, the authorized capital stock of the Company consists only of 400,000,000 shares of Common Stock and 40,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are 82,351,957 shares of Common Stock and no shares of Preferred Stock outstanding. The outstanding shares of Common Stock of the Company and have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. The outstanding member’s interests in the Guarantor have been duly authorized and validly issued and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common

Stock of the Company or member’s interests in the Guarantor were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or the Guarantor. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible for Common Stock in accordance with the terms of the Securities and the Indenture. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable; and, except as set forth in the Offering Memorandum, no preemptive rights, rights of first refusal or other similar rights of stockholders or others exist with respect to any of the shares of Common Stock or the issue and sale thereof by the Company. Neither the offering or sale of the Securities nor conversion thereof as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the Offering Memorandum. The form of certificate for the shares of Common Stock conforms to the form required by the corporate law of the state of Nevada.

(iii) The table relating to the capitalization of the Company under the heading “Capitalization” in the Offering Memorandum, including the footnotes thereto, (i) with respect to the actual capitalization of the Company as of March 31, 2003, presents fairly the information contained therein and (ii) with respect to the expected capitalization of the Company as of March 31, 2003 on an as adjusted basis giving effect to the sale of the Securities, was prepared in good faith by the Company, and represents the best estimates and assumptions of the Company with respect to the information contained therein. All of the Securities conform to the description thereof contained in the Offering Memorandum.

(iv) As of its date and at all subsequent times up to and including the Closing Time (and, if any Option Securities are purchased, the Date of Delivery), the Offering Memorandum, as amended or supplemented by any amendments and supplements thereto does not contain, and will not contain, any untrue statement of material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to information contained in or omitted from the Offering Memorandum, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company and Guarantor by or on behalf of any Initial Purchaser through the Representative specifically for use in the preparation thereof.

(v) The consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules as set forth in the Offering Memorandum (collectively, the “financial statements”), present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included in the Offering Memorandum, including such data set forth under the captions “Capitalization” and “Selected Consolidated Historical Financial Data,” presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries. The as adjusted financial information included in the Offering Memorandum presents fairly in all material respects the information shown therein, has been properly compiled on the bases described therein, and, in the opinion of the Company and the Guarantor, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(vi) Deloitte & Touche LLP, which has certified the financial statements included in the Offering Memorandum, is an independent public accountant as required by the 1933 Act and the rules and regulations of the Commission.

(vii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company or the Guarantor, threatened (i) against the Company or any of the Subsidiaries or (ii) that has as the subject thereof any officer or director of, or property owned or leased by or to, the Company or any of its Subsidiaries, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit or proceeding being determined adversely to the Company or its Subsidiaries and (B) any such action, suit, claim or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change, or prevent, adversely affect, hinder or delay the consummation of the transactions contemplated by this Agreement or the performance by the Company or any of its Subsidiaries of their obligations hereunder except as otherwise disclosed in the Offering Memorandum. Except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is involved in any labor dispute with the employees of the Company or any of its Subsidiaries or predecessors, or with the employees of any principal supplier, contractor or sub-contractor of the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change, and, to the best of the Company’s and the Guarantor’s knowledge, no such dispute is threatened or imminent.

(viii) Except as disclosed in the Offering Memorandum, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them or reflected as owned by them in the Offering Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the consolidated financial statements described in Section 1(a)(v) above or that do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Except as disclosed in the Offering Memorandum, the real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by the Company or such Subsidiary.

(ix) The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns that have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the Company and its Subsidiaries have established reserves that are adequate for the payment thereof and are in conformity with generally accepted accounting principles as applied in the United States or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. All material taxes of the Company and its Subsidiaries not yet due and payable have been provided for in the consolidated financial statements described in Section 1(a)(v) above to the extent required by and in conformity with generally accepted accounting principles as applied in the

United States, and neither the Company nor the Guarantor has received written notice of any actual or proposed additional material tax assessment against the Company or any of its Subsidiaries.

(x) Except as disclosed in each of the Draft Offering Memorandum and the Offering Memorandum or as contemplated by the execution of the Transaction Agreements, since the respective dates as of which information is given in each of the Draft Offering Memorandum and the Offering Memorandum, as each may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) neither (A) the Company and its Subsidiaries, taken as a whole, nor (B) the Guarantor has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption or call by the Company or any of its Subsidiaries of capital stock.

(xi) Neither the Company nor any of its Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, by-laws, operating agreement or other organizational document or (ii) the terms of any other security issued by it or any obligation, agreement, covenant or condition contained in any stockholders’ agreement, contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the “Agreements and Instruments”) except, solely with respect to this clause (ii), for such violations or defaults that would not reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Collateral Agreements, the Indenture, the Securities and any other material agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby and compliance by the Company and its Subsidiaries with their obligations hereunder or thereunder (including the issuance and sale of the Securities and the issuance of the shares of Common Stock upon conversion of the Securities) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except with respect to the transactions contemplated by the Offering Memorandum, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party that has not already been obtained to, the Agreements and Instruments except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, nor will such execution, delivery, performance or compliance result in any violation of (i) the provisions of the charter, by-laws or any other organizational document of the Company or any of its Subsidiaries, as applicable, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets or properties and, solely with respect to this clause (ii), which violation would reasonably be expected to result in a Material Adverse Change. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xii) The execution and delivery of, and the performance by the Company and the Guarantor of their obligations under, this Agreement have been duly and validly authorized by all necessary action on the part of the Company and the Guarantor, and this Agreement has been duly executed and delivered by the Company and the Guarantor.

(xiii) The Indenture has been duly authorized by the Company, and, when executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. At the Closing Time, the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

(xiv) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor, and when duly executed and delivered by the Company, the Guarantor, and assuming the due authorization, execution and delivery thereof by the Initial Purchasers, will constitute a valid and binding agreement of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. At the Closing Time, the Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum.

(xv) The Collateral Pledge and Security Agreement has been duly authorized by the Guarantor, and, when executed and delivered by the Guarantor, and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. At the Closing Time, the Collateral Pledge and Security Agreement will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

(xvi) The Pledge and Security Agreement has been duly authorized by the Company, and, when executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. At the Closing Time, the Pledge and Security Agreement will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

(xvii) The Securities have been duly authorized and, at the Closing Time (or, if any Option Securities are being purchased, at the Date of Delivery) will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by the Indenture.

(xviii) The Guarantee has been duly authorized by each of the Company and the Guarantor, and when executed and delivered in accordance with the terms of the Indenture and when the Debentures and Guarantee are duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Debentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will constitute the valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or to general equitable principles. The Guarantee will conform in all material respects to the description thereof in the Offering Memorandum.

(xix) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer’s Office and the Macau Special Administrative Region of the People’s Republic of China) (together, the “Consents”) necessary in connection with the execution and delivery by the Company or the Guarantor of this Agreement, the Indenture, the Collateral Agreements and the Registration Rights Agreement and the consummation of the proposed offering of the Securities, the issuance of shares of Common Stock upon conversion of the Securities and the consummation of the transactions contemplated by this Agreement (except such additional steps as may be necessary to qualify the Securities or shares of Common Stock issuable upon conversion thereof for offering by the Initial Purchasers under state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except (a) such as have been already obtained, (b) as may be required under the 1933 Act or the rules and regulations of the Commission thereunder in connection with the transactions contemplated by the Registration Rights Agreement or state securities laws, (c) for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”), (d) as may be required under the Uniform Commercial Code by the Collateral Agreements, (e) as may be required under the 1934 Act or the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) in connection with any offer to repurchase the Securities pursuant to the terms of the Securities and (f) as disclosed in the Offering Memorandum.

(xx) Except as disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and each of its Subsidiaries has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental authority (“Permits”) for the ownership or current use of all real property owned or leased by the Company or such Subsidiary and for any other property otherwise currently operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and the Company and each of its Subsidiaries has performed and observed all requirements of such Permits, (iii) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to the

Company or any of its Subsidiaries, or to the current operation of any of its businesses or any property currently owned, leased or otherwise operated by such entity, (v) the Company and each of its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with, without material expense, and (vi) neither the Company nor the Guarantor has any knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits on terms materially more burdensome than the terms of such Permit as in effect as the date hereof.

(xxi) Except as otherwise disclosed in the Offering Memorandum or as would not reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is or has in the past been in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company or the Guarantor, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by the Company or any of its Subsidiaries or any improvements thereon (the “Sites”) or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject the Company or any of its Subsidiaries to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at or on the Sites that would reasonably be expected to result in liability for the Company or any of its Subsidiaries under applicable Environmental Laws; (iv) to the knowledge of the Company or the Guarantor after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to the Company or any of its Subsidiaries under, any Environmental Law; (v) there is no pending or, to the knowledge of the Company or the Guarantor, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) neither the Company nor the Guarantor has any knowledge of any past or existing violations of any applicable Environmental Laws by any person relating in any way to the Sites; and (vii) neither the Company nor any of its Subsidiaries has received any complaint, adverse order, directive, citation or adverse notice from any governmental body with respect to any Environmental Law.

(xxii) Except as otherwise disclosed in the Offering Memorandum, (i) the Company and its Subsidiaries each own or possess the valid right to use all trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), non-patent license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions and other non-patent intellectual property or non-patent proprietary rights (collectively, “Intellectual Property”), which are material to any of their businesses and are presently used in their businesses, and neither the Company nor any of its Subsidiaries has any reason to believe that it or they will not own or possess or be able to obtain when needed the valid right to use all Intellectual Property necessary to carry on their businesses as presently proposed to be conducted; (ii) neither the Intellectual Property owned or used by, nor the conduct or operation of the businesses (as presently and proposed to be conducted or operated) of, the Company or any of its Subsidiaries has infringed upon, misappropriated or violated, or, if the businesses are conducted or operated as presently intended, will, to the knowledge of the Company or any of its Subsidiaries, infringe upon, misappropriate or violate, any Intellectual Property of any other person or entity; (iii) to the knowledge of the Company and the Guarantor, none of the Intellectual Property or the patents or patent rights (collectively, the “Patents”), employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any such Subsidiary in violation of any contractual obligation binding on the Company, such Subsidiary or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) neither the Company nor any of its Subsidiaries has received any written communications or been served with any document relating to any action or proceeding, nor, to the knowledge of the Company or any of its Subsidiaries, is any action or proceeding pending, alleging that the Company or any such Subsidiary has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Offering Memorandum, would violate, infringe upon or misappropriate, any of the Intellectual Property or Patents of any other person or entity; (v) neither the Company nor the Guarantor knows of any material infringement by others of Intellectual Property or Patents owned by or licensed to the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has any reason to believe that it does not own or have a valid right to use, or will not own or possess or be unable to acquire or obtain the valid right to use, any Patents necessary to carry on their businesses as presently conducted or as proposed to be conducted; and (vii) neither the Company nor its Subsidiaries has any reason to believe that the Patents owned or used by the Company or any of its Subsidiaries, or the conduct or operation of their businesses has infringed, or that the Patents or the conduct or operation of businesses as presently or proposed to be conducted will infringe, any Patent of any other person or entity. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, their Intellectual Property and Patents, including without limitation entering into written confidentiality agreements with their employees and contractors.

(xxiii) Neither the Company nor any of its Subsidiaries, nor to the Company’s nor the Guarantor’s knowledge, any of its or their affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that could reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(xxiv) Neither the Company nor the Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, neither of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Neither the Company nor any of its Subsidiaries is a “holding company” or a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended, or is a “public utility,” as such term is defined in the Federal Power Act, as amended.

(xxvi) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) The Company and each of its Subsidiaries carry, or are covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable and as the Company and its Subsidiaries deem adequate and prudent for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Such insurance coverage (including deductibles, retentions and self-insurance amounts) complies with the insurance coverage required at the Closing Time (or if any Option Securities are being purchased, at the Date of Delivery) under the Master Disbursement Agreement, dated as of October 30, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Wells Fargo Bank Nevada, National Association. Neither the Company nor the Guarantor has reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to result in a Material Adverse Change (other than as a result of general market conditions).

(xxviii) Except for matters that would not reasonably be expected to result in a Material Adverse Change, the Company and each of its Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability. Neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 with respect to unpaid or delinquent contributions or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Except for matters that would not reasonably be expected to result in a Material Adverse Change, each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xxix) Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s or the Guarantor’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or any beneficial owner of 10 percent or more of the capital stock of the Company or any of its Subsidiaries has, with respect to the Company or any of its Subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx) The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission (including any amendments thereto), each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates and the Definitive Proxy Statement of the Company filed on Schedule 14A on April 21, 2003. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in each of the Draft Offering Memorandum and the Offering Memorandum, at the date hereof with respect to the Draft Offering Memorandum and at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) with respect to the Offering Memorandum, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xxxi) Neither the Company, the Guarantor nor any of their affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), have, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxxii) The Securities are eligible for resale pursuant to Rule 144A and, other than the shares of Common Stock into which they are convertible, will not be, at the Closing Time, of the same class (within the meaning of Rule 144(A)(d)(3)(i) of the 1933 Act) as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxiii) None of the Company, the Guarantor, their Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom neither the Company nor the Guarantor makes any representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxiv) Subject to compliance by the Initial Purchasers with the agreements set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

(xxxv) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(xxxvi) Each of the Collateral Agreements, when executed and delivered by the Company and the Guarantor and assuming the due authorization and delivery thereof by the Trustee and the Collateral Agent, will be effective to create in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Debentures, a legal, valid and enforceable security interest in the Collateral (as defined in the applicable Collateral Agreement) described therein and proceeds and products thereof. In the case of the Pledged Equity Interests (as defined in the Pledge and Security Agreement), when financing statements in appropriate form are filed with the Secretary of State of the State of Nevada (which financing statements shall have been duly completed and delivered to the Collateral Agent at or prior to the Closing Time), and in the case of the Pledged Securities (as defined in the Collateral Pledge and Security Agreement), when the Collateral Pledge and Security Agreement has been executed and delivered by the Guarantor, the Trustee, the Collateral Agent and the Securities Intermediary (as defined therein), the Collateral Agreements shall constitute a fully perfected security interest in, all right, title and interest of the Company or the Guarantor, as the case may be, in such Collateral and the proceeds and products thereof, as security for the obligations secured thereunder, in each case prior and superior in right to any other person or entity.

(b) Officer’s Certificates. Any closing certificate signed by any officer of the Company or the Guarantor delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or the Guarantor to each Initial Purchaser as to the matters covered thereby.

(c) Reliance. The Company and the Guarantor acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and the Guarantor and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule I, the aggregate principal amount of Initial Securities set forth in Schedule II opposite the name of such Initial Purchaser, plus any additional principal amount of Securities that such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase up to an additional $50,000,000 aggregate principal amount of Securities at the same price per Security set forth in Schedule I for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30 day period upon notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities; provided, however, that Option Securities may not be issued in whole or in part after the period which ends 13 days after the date hereof unless the Initial Purchasers determine, subject to the prompt review and reasonable approval (which shall not be unreasonably withheld or delayed) by the Company, that such Option Securities would not be treated as having been issued with “original issue discount” for purposes of Sections 1271-1275 of the Code and the applicable Treasury regulations promulgated thereunder. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Initial Purchasers, and shall be either (i) the same time and date as the Closing Time or (ii) if other than the Closing Time, such other time and date that is not earlier than three nor later than seven full business days after the exercise of said option; provided, however, that in no event shall any Date of Delivery be prior to the Closing Time, as hereinafter defined; provided, further, that each Date of Delivery shall be within the 30 day period commencing with and including the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of the global certificates for the Initial Securities shall be made at the office of Latham & Watkins LLP, 633 West Fifth Street, Los Angeles, California 90071, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that the Initial Purchasers have exercised their option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for such Option Securities, shall be made at the above-mentioned offices of Latham & Watkins LLP, or at such other place as shall be agreed upon by the Company and the Initial Purchasers, on the relevant Date of Delivery as specified in the notice from the Initial Purchasers to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of one or more global certificates for the Securities to be purchased by the Initial Purchasers. It is understood that each Initial Purchaser has authorized the Representative, for such Initial Purchaser’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that such Initial Purchaser has agreed to purchase. Deutsche Bank Securities Inc., individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by Closing Time, or, if any Option Securities are purchased, the Date of Delivery, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in global form. The global certificates representing the Initial Securities and the Option Securities, if any, shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the last business day prior to the Closing Time or the relevant Date of Delivery, or the case may be.

SECTION 3. Covenants of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, covenants with each Initial Purchaser as follows:

(a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) Notice and Effect of Material Events. Until the date that is the later of the effective date of the Company’s registration statement for the resale of the Securities pursuant to the terms of the Registration Rights Agreement or six months from the date hereof, the Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or the Guarantor of information relating to the offering of the Securities with any securities exchange or any other regulatory body or tax authority in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise that (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, the Guarantor or their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld or delayed. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Qualification of Securities for Offer and Sale. Each of the Company and the Guarantor will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and shares of Common Stock issuable upon conversion of the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers reasonably may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities (including contributing approximately $35.1 million of the net proceeds of this offering at the Closing Time (or up to approximately $43.9 million if the Initial Purchasers exercise their option to purchase Option Securities pursuant to Section 2(b) in full) to the Guarantor, which will use such proceeds to purchase U.S. government securities to secure the payment of three years of the scheduled interest payments due on the Securities during the period from the Closing Time (or with respect to any Option Securities that are purchased, the Date of Delivery) up to and including July 15, 2006) in the manner described in the Offering Memorandum under “Use of Proceeds.”

(g) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, neither the Company not any of its Subsidiaries will, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or its Subsidiaries or securities of the Company or its Subsidiaries that are convertible into, or exchangeable for, the offered Securities or such other debt securities.

(h) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(i) Listing of Common Stock. The Company will use its best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be quoted on the Nasdaq National Market (or on any other principal securities exchange or inter-dealer quotation system on which shares of Common Stock issued by the Company are then listed).

(j) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Common Stock issuable upon conversion of the Securities.

(k) Restriction on Sale of Common Stock. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or, other than in accordance with the Registration Rights Agreement, file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that (i) the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock incentive or other stock plan or arrangement described in the Offering Memorandum, but only if the holders of such shares, options, or shares issued upon exercise of such options (other than directors and officers of the Company who are the subject of a separate lock-up agreement with the Initial Purchasers), are not permitted under their option grant to sell, offer, dispose of or otherwise transfer any such shares or options during such 90 day period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative and (ii) the foregoing restriction shall not apply to the sale of the Securities under this Agreement.

(l) Reporting Requirements. During the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Registration Rights Agreement, the Collateral Agreements and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the global certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s and the Guarantor’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and including a maximum of $7,500 in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees or expenses incurred in connection with the inclusion of the Common Stock issuable upon conversion of the Securities on the Nasdaq National Market, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of the Initial Purchasers’ Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company and the Guarantor.

(i) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(ii) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Schreck Brignone, special Nevada counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit C hereto.

(iii) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Manuel Alexandre de Oliveira Correia da Silva, special Macau counsel for Wynn Resorts (Macau) S.A., in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit D hereto.

(iv) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Fulbright & Jaworski, special regional counsel for Wynn Resorts (Macau) S.A., in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit E hereto.

(v) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Mann & Partners, special Isle of Man counsel for certain Subsidiaries of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit F hereto.

(vi) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Hoosenally and Neo, special Hong Kong counsel for Wynn Resorts (Macau) Limited, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit G hereto.

(vii) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, as the case may be, of Lionel Sawyer & Collins, counsel for Aruze USA, Inc. (“Aruze USA”), in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit H hereto.

(viii) At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of Nagashima Ohno & Tsunematsu, counsel for Aruze Corp. and Mr. Kazuo Okada, in form and substance reasonably satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibit I hereto.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of (x) Company and (y) the Company, as sole member and control manager of the Guarantor, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) except for representations and warranties that speak of a particular date (which representations shall be true and correct in all material respects, or, if qualified by materiality, in all respects, as of such date) the representations and warranties in Section 1 hereof are true and correct in all material respects, or, if qualified by materiality, in all respects, with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche, LLP a letter dated such date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers in transactions similar to the offering of the Securities with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f) Indenture, the Collateral Agreements and the Registration Rights Agreement. At or prior to the Closing Time, the Company and the Trustee shall have executed and delivered the Indenture, the Guarantor and the Trustee shall have executed and delivered the Pledge and Security Agreement, the Company and the Trustee shall have executed and delivered the Collateral Pledge and Security Agreement, and the Company, the Guarantor and the Representative shall have executed and delivered the Registration Rights Agreement.

(g) Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s or any of its Subsidiaries’ other debt securities, loans, obligations, guarantees or other debt for borrowed money (collectively, the “Debt Obligations”), including, without limitation, the Credit Agreement, dated as of October 30, 2002, among Wynn Las Vegas, LLC, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., Dresdner Bank AG, New York and Cayman Island Branches, and JP Morgan Chase Bank; the Loan Agreement, dated as of October 30, 2002, by and among Wynn Las Vegas, LLC, Wells Fargo Bank Nevada, N.A. and the lenders listed on Schedule IA thereto; and the 12% Second Mortgage Notes due 2010 of Wynn Las Vegas, LLC and Wynn Las Vegas Capital Corp. by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or its Subsidiaries’ other Debt Obligations.

(h) The Representative shall have received at the Closing Time, an executed certificate dated the date of the Closing Time, as applicable, from Stephen A. Wynn addressed to the Initial Purchasers and stating that it can be relied on by Latham & Watkins LLP, counsel to Initial Purchasers, and counsel and any special counsel to the Company and Guarantor, which certificate provides that the execution and delivery by Mr. Wynn of the Agreement, dated as of June 13, 2002, by and between Mr. Wynn and the Company and the Buy-Sell Agreement, dated as of June 13, 2002, by and among Mr. Wynn, Mr. Kazuo Okada, Aruze USA, Inc. and Aruze Corp. and the performance by him of his obligations thereunder, do not (i) breach any agreement or instrument with a value in excess of $10.0 million to which he is a party, (ii) breach any other agreement or instrument to which he is a party if that breach would subject him to a penalty or a payment requirement in excess of $10.0 million, or (3) result in a default under any loan agreement or guarantee or other debt for borrowed money in excess of $10.0 million to which he is a party.

(i) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

(j) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received lock-up agreements, in substantially the form attached hereto as Exhibit A, signed by the persons and entities listed on Schedule III hereto.

(k) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Guarantor contained herein and the statements in any certificates furnished by the Company, the Guarantor or any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) a certificate, dated as of such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company,

on behalf of each of the Company and the Guarantor, confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery;

(ii) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion by Section 5(a)(i) hereof;

(iii) the opinion of Schreck Brignone, special Nevada counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(ii) hereof;

(iv) the opinion of Manuel Alexandre de Oliveira Correia da Silva, special Macau counsel for Wynn Resorts (Macau) S.A., in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(iii) hereof;

(v) the opinion of Fulbright & Jaworski, special regional counsel for Wynn Resorts (Macau) S.A., in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(iv) hereof;

(vi) the opinion of Mann & Partners, special Isle of Man counsel for certain Subsidiaries of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(v) hereof;

(vii) the opinion of Hoosenally and Neo, special Hong Kong counsel for Wynn Resorts (Macau) Limited, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(vi) hereof;

(viii) the opinion of Lionel Sawyer & Collins, counsel for Aruze USA, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(vii) hereof;

(ix) the opinion of Nagashima Ohno & Tsunematsu, counsel for Aruze Corp. and Mr. Kazuo Okada, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(a)(viii) hereof;

(x) the opinion of Latham & Watkins LLP, special counsel for the Initial Purchasers, dated as of such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof;

(xi) a letter from Deloitte & Touche, LLP in form and substance satisfactory to the Initial Purchasers and dated as of such Date of Delivery, in substantially the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the “specified date” on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery; and

(xii) a certificate, dated as of such Date of Delivery, of Stephen A. Wynn confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

In addition to the foregoing, at each Date of Delivery, since the date of this Agreement there shall not have occurred a downgrading in the rating assigned to any of the Company’s or any of its Subsidiaries’ Debt Obligations by any “statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or its Subsidiaries’ Debt Obligations.

(l) Additional Documents. At the Closing Time and each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, with respect to the Initial Purchasers’ exercise of any option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Initial Purchasers to purchase the Option Securities on such Date of Delivery), may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchaser, the Company and the Guarantor hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall be made to such persons whom the offeror or seller reasonably believe to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”) and in such manner as is contemplated by the Offering Memorandum. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities (A) in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions or (B) to any officer or director of the Company.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

(iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading “Notice to Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company, the Guarantor and the Initial Purchasers.

(vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each Subsequent Purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

(b) Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Initial Purchaser as follows:

(i) Integration. The Company agrees that it will not, and will cause its Subsidiaries and use commercially reasonable best efforts to cause its Affiliates (other than its Subsidiaries) not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144 under the 1933 Act, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Other than pursuant to an effective registration statement, until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Subsidiaries and use its commercially reasonable best efforts to cause its Affiliates (other than its Subsidiaries) not to, resell any offered Securities that are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(d) Restricted Securities. Each Initial Purchaser understands that the Securities have not been and, except as required by the Registration Rights Agreement, will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment thereto).

(b) Indemnification of Company and the Guarantor. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantor, the Affiliates of any of the foregoing and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s

Affiliates shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or who is an Affiliate of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, respectively. The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule II hereto and are not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf any Initial Purchaser or its Affiliates, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company or the Guarantor and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or, with respect to any Option Securities, the Date of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York or Nevada authorities, or (vi) upon any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s or its Subsidiaries’ Debt Obligations by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act).

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time, or, if any Option Securities are purchased, the Date of Delivery, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time or, in the case of any Option Securities, the Date of Delivery, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Tax Disclosure. Notwithstanding anything to the contrary herein or in any related document, from the commencement of discussions with respect to the transactions contemplated hereby, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, attention of Drew Goldman, notices to the Company or the Guarantor shall be directed to them at Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of General Counsel.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and their Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

Very truly yours,

WYNN RESORTS, LIMITED

By:	/s/ RONALD J. KRAMER
Name: Ronald J. Kramer Title: President

WYNN RESORTS FUNDING, LLC

By:	Wynn Resorts, Limited, its sole member and control manager

CONFIRMED AND ACCEPTED, as of the date first above written:

DEUTSCHE BANK SECURITIES INC. As Representative of the Initial Purchasers listed on Schedule II		By:	/s/ RONALD J. KRAMER Name: Ronald J. Kramer Title: President
By:	/s/ PAUL WHYTE
Authorized Signatory

By:	/s/ A. DREW GOLDMAN
Authorized Signatory

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